UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 4, 2011

NYXIO TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-137160	98-0501477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1694 Falmouth Road, Suite 150 Centerville, Massachusetts	02632-2933
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 362-4420

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Mr. John J. Lennon

Effective July 4, 2011, Mr. John J. Lennon resigned as the President and Chief Executive Officer of Nyxio Technologies Corporation, a Nevada corporation (the “Company”).  Mr. Lennon will remain a member of the Company’s Board of Directors (“Board”) and as the Company’s Chief Financial Officer and Secretary.

Director and Officer Appointment - Mr. Giorgio Johnson

Effective upon Mr. Lennon’s resignation, the Board appointed Mr. Giorgio Johnson to serve as the Company’s President and Chief Executive Officer.  In addition, the Board appointed Mr. Johnson as a member of the Company’s Board of Directors effective immediately.  It is contemplated that Mr. Johnson may serve on certain committees of the Company’s Board, but no such committee appointments have been made at this time.  The Company’s Board is now comprised of Mr. Lennon and Mr. Johnson.

Mr. Johnson’s appointment is in connection with a contemplated acquisition by the Company of Nyxio Technologies Corporation, an Oregon corporation (“Nyxio”), as disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2011 (the “Current Report”).  Mr. Johnson is the current Chief Executive Officer and a shareholder of Nyxio.  As set forth in the Current Report, the Company entered into a binding Letter of Intent with Nyxio (“LOI”) pursuant to which the Company intends to acquire Nyxio through a reverse acquisition which contemplates the issuance of certain Company common stock to the shareholders of Nyxio.  In addition, pursuant to the LOI, the Company agreed to the appointment of Mr. Johnson as the President and Chief Executive Officer of the Company.

Other than as noted above, there is no arrangement or understanding pursuant to which Mr. Johnson was appointed a director and Chief Executive Officer of the Company.  Mr. Johnson has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Professional History

Mr. Johnson has over 20 years of experience in the technology field.  In 2007, Mr. Johnson founded Nyxio, and has served as its chief executive officer since inception.  Mr. Johnson is also the owner of For Eye Styles, an eyewear retailer, founded in 2007.  Mr. Johnson is currently the President of For Eye Styles, a position he has held since its inception.  Further, since 2004, Mr. Johnson has served as the president and founder of EEI International, a talent management, multimedia and entertainment company.  Mr. Johnson has also served as a consultant to NL Jacobsen Enterprises and the Davis Company, lending IT and systems integration expertise to clients such as Philips in the Netherlands, Chartered in Singapore and other businesses through Asia and Europe.  Prior to that, Mr. Johnson worked as a systems integration engineer for PRI Automation and Brooks Automation, integrating systems at companies such as Intel, IBM France, IBM Vermont, Atmel, Micron, Anam, Samsung, LSI and Lucent.  Mr. Johnson has a Bachelor of Science in electrical engineering from Portland State University.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYXIO TECHNOLOGIES CORPORATION

Date: July 6, 2011	By:	/s/ John J. Lennon
John J. Lennon
Chief Financial Officer